Exhibit 10.2

ESCROW AGREEMENT

          This ESCROW AGREEMENT (this “Agreement”) is made as of _______ __, 2015, by and among __________________ (“Investor”), Horizon I Investments, LLC, a Delaware limited liability company (“Horizon”), Petro River Oil Corp., a Delaware corporation (the “Company”), and Disclosure Law Group (the “Escrow Agent”).

RECITALS

WHEREAS, Horizon and the Company shall enter into a Conditional Purchase Agreement (“Purchase Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which, among other things, the Company shall acquire 100% of the membership interests in Horizon, in exchange for certain securities of the Company;

WHEREAS, the Investor has agreed to deposit $__________ (“Escrow Amount”) into a non-interest bearing account with Escrow Agent, which Escrow Amount Investor has agreed to disburse to the Company, or an account designated by the Company, immediately upon the occurrence of every one of the following conditions: (i) the consummation of the transactions contemplated by the Purchase Agreement (the “Horizon Closing”); (ii) the Company’s issuance to the Investor of an aggregate of __________ shares of the Company’s common stock, par value $0.0001 per share, free and clear of any liens, encumbrances, contingencies or conditions; (iii) the Company’s transfer to Investor of Investor’s pro rata share (based on the Escrow Amount relative to the sum of the Escrow Amount and the aggregate amount invested in Horizon) of any other consideration (if any) paid or granted to Horizon, or its direct or indirect members or designees, in connection with the Horizon Closing, and (iv) a grant of any rights, including registration rights, (if any) granted to Horizon, or its direct or indirect members or designees, in connection with the Horizon Closing (the “Release Conditions”); and

WHEREAS, the parties agree and acknowledge that the release of the Escrow Amount shall at all times be conditioned on the delivery to Escrow Agent of written notice and authorization (“Release Notice”) to disburse the Escrow Amount to the Company, executed by the Company and Horizon, conditioned upon satisfaction of the Release Conditions, and shall not require the consent or agreement of Investor so long as such Release Conditions have been and remain satisfied at the time of such disbursement.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1           The parties hereby agree that the Escrow Amount shall be deposited into the Escrow Agent’s non-interest bearing, segregated, master trust account (“Escrow Account”), and that the Escrow Agent will deliver the funds to the Company only in accordance with the terms and conditions of this Agreement, and as specifically set forth in the Release Notice.

1.2           Wire transfers to the Escrow Agent shall be made as follows:

Bank:
ABA No.:

Account Name:
Account No.:
Reference:
1.3           Investor shall promptly wire the Escrow Amount to the Escrow Agent.   Following the deposit of the Escrow Amount, the Escrow Agent shall hold such Escrow Amount in escrow until the Horizon delivers to Escrow Agent the Release Notice, which Release Notice shall certify that the Release Conditions and any other conditions to the release to the Company of the Escrow Amount held in the Escrow Account have been satisfied or waived, in writing, by Investor, Horizon and the Company. The parties agree and acknowledge that the Escrow Agent shall be entitled to rely on the Release Notice in connection with the release of the Escrow Amount to the Company as set forth in the Release Notice, and shall not be required to independently verify that the Release Conditions have been satisfied.

1.4           Upon execution of the Purchase Agreement, Horizon shall provide a fully executed copy to Investor.  Upon any amendment or termination of the Purchase Agreement, Horizon shall immediately provide notice to the Investor along with copies of any related papers requested by the Investor.

1.5           Upon receipt of the Release Notice executed by Horizon and the Company, the Escrow Agent shall wire the Escrow Amount per the written instructions of Horizon and the Company, net of fees, expenses and any other disbursements as set forth herein and/or in the Release Notice and shall immediately provide written notice to Investor of such wire along with a copy of the executed Release Notice.

1.6           In the event that the Purchase Agreement is not fully executed on or before ________ __, 2015, the Escrow Agent shall promptly return the Escrow Amount to Investor.  In the event that the Purchase Agreement is fully executed but the Release Notice is not delivered to the Escrow Agent on or before the earlier of (i) July 30, 2016 and (ii) the termination of the Purchase Agreement, the Escrow Agent shall promptly return the Escrow Amount to Investor.

ARTICLE II
COMPENSATION OF ESCROW AGENT

2.1           At the time of execution of this Agreement, the Company shall pay the Escrow Agent a service fee of $1500 (“Escrow Fee”).

2.2           The Company shall promptly reimburse the Escrow Agent upon request for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement.

ARTICLE III
MISCELLANEOUS

 3.1          No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

3.2           All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth below:

If to the Company or Horizon:

20 E. 20th Street, 6th Floor
New York, NY 10003
Attention: Scot Cohen
Tel. No.: 347-491-4016
Fax No.: 212-504-0863

If to the Investor:

_________________________
Attention: _________________
_________________________
_________________________
Tel. No.:  _________________
Fax No.:  _________________

If to the Escrow Agent:

Disclosure Law Group
600 West Broadway, Suite 700
San Diego, CA 92101
Telephone:  (619) 795-1134
Facsimile:  (619) 330-2101
Attn:           Daniel W. Rumsey, Managing Partner

3.3           This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

3.4           This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

3.5           This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if each of the parties had prepared the same.

3.6           The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Any action to enforce, arising out of, or relating in any way to, any provisions of this Agreement shall only be brought in a state or Federal court sitting in New York County.

3.7           The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, Horizon, Investor and the Escrow Agent.

3.8           The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct.

3.9           The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court, provided that Escrow Agent shall immediately provide notice to all other parties hereto regarding any court proceedings related to this agreement and shall provide such parties a reasonable opportunity to participate in such proceedings.  In case the Escrow Agent obeys or complies with any such order, judgment or decree after providing such notice and opportunity to participate, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

3.10         The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Release Notice or any documents or papers deposited or called for thereunder or hereunder in the absence of gross negligence, fraud and willful misconduct.

3.11         The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary or proper to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid under the terms of this Agreement.

3.12         The Company, Horizon and Investor agree and acknowledge that Escrow Agent has acted as legal counsel for the Company and may continue to act as legal counsel for the Company from time to time, notwithstanding its duties as the Escrow Agent hereunder.  The Company, Horizon and Investor expressly consent to the Escrow Agent acting in such capacity as legal counsel for the Company and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent.  Notwithstanding the foregoing, none of the parties hereto consent to the Escrow Agent representing the Company as legal counsel with respect to any dispute regarding this Escrow Agreement.  The Company, Horizon and Investor understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Agreement and carrying out its responsibilities hereunder.

3.13         The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company, Horizon and Investor.  In the event of any such resignation, Investor, Horizon and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any funds deposited into the Escrow Account and other documents held by the Escrow Agent.

3.14         If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto and consistent herewith, the necessary parties hereto shall join in furnishing such instruments.

3.15         It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (i) to retain in the Escrow Agent’s discretion and without liability to anyone all or any part of such documents or the funds deposited into the Escrow Account until such disputes shall have been settled either by mutual written agreement of the parties or as determined by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (ii) to deliver the funds deposited into the Escrow Account and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in New York County, in accordance with the applicable procedure therefor.

3.16         The Company, Horizon and Investor agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent or its partners, employees, agents or representatives.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this ___th day of ___________ 2015.

HORIZON I INVESTMENTS, LLC By:____________________________ Name: Scot Cohen Title: Managing Member
PETRO RIVER OIL CORP. By:____________________________ Name: Scot Cohen Title: Chief Executive Officer INVESTOR By:____________________________ Name: Title:
ESCROW AGENT:
DISCLOSURE LAW GROUP
By:___________________________ Name: Daniel W. Rumsey Title: Managing Partner

Exhibit A

PURCHASE AGREEMENT

A-1

Exhibit B

RELEASE NOTICE

The UNDERSIGNED, pursuant to the Escrow Agreement dated as of ________ __, 2015 among _______________ (“Investor”), Horizon I Investments, LLC, a Delaware limited liability company (“Horizon”), Petro River Oil Corp., a Delaware corporation (the “Company”), and Disclosure Law Group (the “Escrow Agent”), hereby certify to the Escrow Agent that any and all conditions to the release of the Escrow Amount have been and remain satisfied in full, or waived in writing by the Investor, Horizon and the Company, and therefore hereby unconditionally authorize the Escrow Agent to release the Escrow Amount to the Company, or an account designated by the Company.  This Release Notice shall not be effective until executed by the Company and Horizon.

Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Release Notice to be duly executed and delivered as of this ___ day of _____, 2016.

HORIZON I INVESTMENTS, LLC By:____________________________ Name: Title:
PETRO RIVER OIL CORP. By:____________________________ Name: Scot Cohen Title: Chief Executive Officer
ACCEPTED AND AGREED TO:	DISCLOSURE LAW GROUP

By:___________________________ Name: Daniel W. Rumsey Title: Managing Partner

B-1